UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2008

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2008, the Board of Directors of People’s United Financial, Inc. (the “Company”) took the following actions with respect to the compensation of the Company’s President and Chief Executive Officer:

Awards under the People’s United Bank 1998 Long-Term Incentive Plan (“LTIP”) for Three-Year Performance Period Ending December 31, 2010:

Performance Units: The Board approved the grant of 2008-2010 cash-based performance units to the President and Chief Executive Officer having a target value equal to 55% of his base salary. The amount actually paid pursuant to this award will depend on the Company’s attainment of performance goals to be established by the Board for each year during the three-year performance period. The Board has not yet established performance goals for 2008.

Stock Options and Restricted Stock: The Board deferred action regarding the grant of equity-based awards to the President and Chief Executive Officer until a future date.

Awards under the Short-Term Incentive Plan (“STIP”):

The Board approved a 2008 STIP target award to the President and Chief Executive Officer in an amount equal to 90% of his base salary. The amount actually payable pursuant to this award will depend on the Company’s attainment of 2008 performance goals that have not yet been established by the Board.

Base Salary for 2008:

The Board approved a 2008 base salary of $800,000 for the President and Chief Executive Officer. This salary was made effective retroactive to the date of Mr. Sherringham’s appointment as President and Chief Executive Officer of the Company on February 6, 2008. This base salary will be used as the basis for determining payouts on the 2008 STIP target award and the 2008-2010 cash-based performance unit award made to the President and Chief Executive Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc. (Registrant)

Date: March 26, 2008	By:	/s/ Eric J. Appellof (Signature)
	Name:	Eric J. Appellof
	Title:	Vice President and Assistant Secretary